Independent Registered Public Accounting Firm's Consent

We consent to the incorporation by reference in the Registration Statement of Geeknet, Inc. on Form S-8 (Nos. 333-92409, 333-92391, 333-59096, 333-71944, 333-101965, 333-116778, 333-148056, 333-171522, 333-173813, 333-175192, 333-176741, 333-38874, 333-38768, and 333-38766) of our report dated February 25, 2010, with respect to our audit of the consolidated financial statements and related consolidated financial statement schedule of Geeknet, Inc. for the year ended December 31, 2009, which report is included in this Annual Report on Form 10-K of Geeknet, Inc. for the year ended December 31, 2011.

/s/ Stonefield Josephson, Inc.
San Francisco, California
February 21, 2012